UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KILROY REALTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	95-4598246
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
12200 West Olympic Boulevard Suite 200 Los Angeles, California	90064
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-45097

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Series F Cumulative Redeemable Preferred Stock, $.01 par value	The New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 7.50% Series F Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Preferred Stock”), of Kilroy Realty Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of Series F Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in the form in which it was filed on November 8, 2004 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-45097), as amended by post-effective amendment No. 1 to such registration statement which was declared effective by the Securities and Exchange Commission on December 22, 2003. The Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

4.3	Articles Supplementary of the Registrant designating 7.50% Series F Cumulative Redeemable Preferred Stock.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 3, 2004

KILROY REALTY CORPORATION

By:	/s/ Tyler Rose
Name:	Tyler Rose
Title:	Sr. Vice President and Treasurer

EXHIBIT INDEX

EXHIBIT NO.
4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

4.3	Articles Supplementary of the Registrant designating 7.50% Series F Cumulative Redeemable Preferred Stock.